UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 31, 2009, Oramed Pharmaceuticals Inc. (“Oramed”), through its Israeli subsidiary, Oramed Ltd., entered into an amendment to the employment agreement of Yifat Zommer, Oramed’s Chief Financial Officer, Treasurer and Secretary (the "Amendment").  Pursuant to the Amendment, Ms. Zommer will no longer be employed on a part-time basis of 80%, but will rather be a full-time employee (at least 45 hours a week) and will receive a gross monthly salary of NIS 22,000, an increase of 25%. In accordance with the employment agreement, as amended, as of October 19, 2009, Ms. Zommer’s gross monthly salary will be NIS 24,200, a 10% increase.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 3, 2009, Oramed Pharmaceuticals Inc. issued a press release announcing that its Chief Executive Officer, Nadav Kidron will present at the Rodman & Renshaw’s 11th Annual Healthcare Conference on Friday September 11, 2009 at 10:00 a.m. EDT at the New York Palace Hotel in New York City.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated September 3, 2009.

99.2	Amendment to Employment Agreement by and between Oramed Ltd. and Yifat Zommer entered into as of August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: September 3, 2009
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated September 3, 2009.

99.2	Amendment to Employment Agreement by and between Oramed Ltd. and Yifat Zommer entered into as of August 31, 2009.